EXHIBIT 10.39

[***] = Certain information has been excluded from this exhibit because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.
AMENDMENT TO THE
DISTRIBUTION SERVICES AGREEMENT
BETWEEN DEXCOM INC.
&
AMERISOURCEBERGEN DRUG CORPORATION
This Amendment (the “Amendment”), effective as of the 1st day of November, 2018 (the “Amendment Effective Date”), is entered into by and between DEXCOM Inc. (“Supplier”) and AmerisourceBergen Drug Corporation (“ABC”), individually a “Party” and collectively the “Parties.”
WHEREAS, the Parties have entered into a Distribution Services Agreement effective as of November 7, 2015 (as amended, the “Agreement”); and
WHEREAS, the Parties now desire to amend the Agreement as set forth below.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained in the Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1.	Definitions. Capitalized words used but not defined herein shall have the meanings ascribed thereto in the Agreement.

2.	Amendments.
2.1    The penultimate sentence of Section 2(f) of the Agreement shall be amended and restated in its entirety and shall read as follows:
“The amount of the [***] is [***] basis points times the amount of ABC’s monthly gross purchases less damages at Wholesale Acquisition Cost (“WAC”) and shall be invoiced monthly and payment shall be due within [***] days of the date of the invoice.”
2.2    The first sentence of Section 5 of the Agreement shall be amended and restated in its entirety and shall read as follows:
“In consideration of ABC agreeing not to return any Products (other than as expressly set forth or referenced in this Section 5), Supplier shall pay ABC a “Returns Allowance” of [***] multiplied by the sum of (a) the amount of ABC’s monthly gross purchases less (b) Products that are: (i) returned (including Permitted Returns (as defined below)), (ii) drop shipped by Supplier to customers or third parties, (iii) third party product return claims other than ABC’s Third Party Returns, and (iv) damaged (as determined pursuant to Section 6 below), each at the applicable Wholesale Acquisition Costs.”

3.
Miscellaneous. Except as specifically amended herein, all other terms and conditions of the Agreement will remain in full force and effect. This Amendment, together with the Agreement and any exhibits thereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. In the event any provisions in this Amendment shall be inconsistent with the provisions of the Agreement, the provisions in this Amendment shall govern solely with respect to the subject matter herein. This Amendment may be executed in any number of counterparts, each of which is deemed an original but all of which constitute the same instrument.

[Signature Page Follows]

IN WITNESS WHEROF, the Parties have by their signatures of their duly authorized officers or representatives caused this Amendment to be executed and effective as of the Amendment Effective Date.

AMERISOURCEBERGEN DRUG CORPORATION		DEXCOM INC.
By:	s/ Doug Trueman	By:	s/ Brice Bobzien
Name:	Doug Trueman	Name:	Brice Bobzien
Title:	Vice President – Consumer Products	Title:	VP, Finance
Date:	November 5, 2018	Date:	October 31, 2018